As filed with the Securities and Exchange Commission on June 23, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2077891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Universal Corporate Center

367 South Gulph Road

P.O. Box 61558

King of Prussia, Pennsylvania 19406-0958

(610) 768-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan B. Miller

Chairman of the Board, President and Chief Executive Officer

Universal Health Services, Inc.

Universal Corporate Center

367 South Gulph Road

P.O. Box 61558

King of Prussia, Pennsylvania 19406

(610) 768-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Warren J. Nimetz, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400	Sarah Beshar, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 Facsimile: (212) 450-3800

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee(1)
Debt Securities		(2)		(2)		(2)		(2)

Notes to the Calculation of Registration Fee Table:

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	We are registering an indeterminate number of debt securities that may from time to time be offered for sale at indeterminate prices.

Prospectus

Universal Health Services, Inc.

Debt Securities

By this prospectus, we may offer and sell debt securities from time to time.

We will provide you with the specific terms and the public offering prices of these debt securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is dated June 23, 2006

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, under the “shelf registration” process. Under this shelf registration process, we may, from time to time, offer and sell debt securities under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell our debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, the terms “UHS,” “we,” “us,” and “our” refer to Universal Health Services, Inc. or to Universal Health Services, Inc. and its consolidated subsidiaries, as the context requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements are based on management’s current expectations, estimates, and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” variations of these words, and similar expressions are intended to identify these forward-looking statements. Certain factors, including, but not limited, to those identified in Item 1A, “Risk Factors,” to our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference into this prospectus, may cause actual results to differ materially from current expectations, estimates, projections, and forecasts and from past results.

You are cautioned not to place undue reliance on such statements, which speak only as of the dates made. We undertake no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such factors include, among other things, the following:

•	our ability to comply with existing laws and government regulations and/or changes in laws and government regulations;

•	possible unfavorable changes in the levels and terms of reimbursement for our charges by third party payors or government programs, including Medicare or Medicaid;

•	our ability to enter into managed care provider agreements on acceptable terms;

•	the outcome of known and unknown litigation, government investigations, and liabilities and other claims asserted against us;

•	national, regional and local economic and business conditions;

•	competition from other healthcare providers, including physician-owned facilities in certain markets, including McAllen/Edinburg, Texas, the site of one of our largest acute care facilities;

•	technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for healthcare;

•	our ability to attract and retain qualified personnel, nurses, physicians and other healthcare professionals and the impact on our labor expenses resulting from a shortage of nurses and other healthcare professionals;

•	demographic changes;

•	our ability to successfully integrate and improve our recent acquisitions and the availability of suitable acquisitions and divestiture opportunities;

•	a significant portion of our revenues is produced by a small number of our facilities;

•	the availability and terms of capital to fund the growth of our business;

•	some of our acute care facilities continue to experience decreasing inpatient admission trends;

•	an increase in the number of uninsured and self-pay patients treated at our acute care facilities that unfavorably impacts our ability to satisfactorily and timely collect our self-pay patient accounts;

•	our financial statements reflect large amounts due from various commercial and private payors and there can be no assurance that failure of the payors to remit amounts due to us will not have a material adverse effect on our future results of operations;

•	the ability to obtain adequate levels of general and professional liability insurance on current terms;

•	changes in our business strategies or development plans;

•	the continuing impact of Hurricane Katrina upon us; and

•	other factors referenced herein or in our other filings with the SEC.

UNIVERSAL HEALTH SERVICES, INC.

Our principal business is owning and operating, through our subsidiaries, acute care hospitals, behavioral health centers, surgical hospitals, ambulatory surgery centers and radiation oncology centers. As of March 31, 2006, we own and/or operate 28 acute care hospitals and 101 behavioral health centers located in 32 states, Washington, DC and Puerto Rico. Four of our acute care facilities in Louisiana were severely damaged and remain closed and non-operational since August 2005 as a result of Hurricane Katrina. As part of our ambulatory treatment centers division, we manage and/or own outright or in partnerships with physicians, 13 surgical hospitals and surgery and radiation oncology centers located in 6 states and Puerto Rico.

Services provided by our hospitals include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services and behavioral health services. We provide capital resources as well as a variety of management services to our facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

We are a Delaware corporation that was organized in 1979. Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Our telephone number is (610) 768-3300.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our debt securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Fiscal Year Ended December 31,					Three Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
Ratio of earnings to fixed charges	4.0	6.0	6.8	5.5	4.6	6.7	7.3

The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income tax and extraordinary items plus fixed charges. Fixed charges include interest expense, an estimate of the interest element of lease rental expense (one-third lease rental expense), and amortization of debt issuance costs. Included in our 2005 earnings from continuing operations is $83.3 million of hurricane expense related to Hurricane Katrina, net of insurance recoveries.

DESCRIPTION OF DEBT SECURITIES

We will issue our debt securities under an indenture dated as of January 20, 2000, as amended by a supplemental indenture, dated as of June 20, 2006 (as so amended, the “indenture”) between us and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), which is serving as trustee. The form of the indenture and the general form of our debt security are filed as exhibits to the registration statement of which the prospectus is a part. We are summarizing below certain important provisions of the indenture and general form of debt security. You should refer to the indenture and the general form of debt security for a more complete statement of their provisions.

The particular terms of each series of debt securities that we may offer from time to time will be established in or under a resolution of our board of directors and set forth in an officers’ certificate or a supplemental indenture, and in a form of debt security with respect to that series. We will file such officers’ certificate or supplemental indenture and the form of debt security with the SEC. The prospectus supplement with respect to the series of debt securities we are offering will describe these particular terms and will indicate the extent to which the general terms referred to in the preceding paragraph may not apply to that series of debt securities.

General

Our debt securities will be unsecured obligations of ours. The indenture does not limit the amount of debt securities that we may issue under the indenture. We may issue our debt securities at various times in different series, each of which may have different terms.

We expect that the prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

•	The title of the debt securities;

•	Any limit on the amount of debt securities that we may offer;

•	The price at which we are offering our debt securities. We will usually express the price as a percentage of the principal amount;

•	The maturity date of our debt securities;

•	The interest rate per annum on our debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity;

•	The date from which interest on our debt securities will accrue;

•	The dates on which we will pay interest and the regular record dates for determining who is entitled to receive the interest;

•	If applicable, the dates on which or after which, and the prices at which, we are required to redeem our debt securities or have the option to redeem our debt securities;

•	If applicable, any limitations on our right to defease our obligations under our debt securities by depositing cash or securities;

•	The amount that we would be required to pay if the maturity of our debt securities is accelerated, if that amount is other than the principal amount;

•	Any additional restrictive covenants or other material terms relating to our debt securities;

•	Any additional events of default that will apply to our debt securities; and

•	If we will make payments on our debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

Payments on Debt Securities

We will make payments on our debt securities at the office or agency we will maintain for that purpose, which will be the Corporate Trust Office of the trustee in New York, New York unless we indicate otherwise in the prospectus supplement, or at such other places and at the respective times and in the manner as we designate in the prospectus supplement.

Form, Denominations and Transfers

Unless otherwise indicated in the prospectus supplement:

•	Our debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000; and

•	We will not charge any fee to register any transfer or exchange of our debt securities, except for taxes or other governmental charges, if any.

Certain Covenants

Unless we otherwise specify in the prospectus supplement, there are not any covenants in the indenture or our debt securities that would protect you against a highly leveraged or other transaction involving us that may adversely affect you as a holder of our debt securities. If there are provisions that offer such protection, they will be described in the prospectus supplement.

Limitations on Liens. Under the indenture, we and our restricted subsidiaries (defined below) may not issue, assume or guarantee any debt for money borrowed, which is secured by a lien (which term includes mortgages, security interests, pledges, liens and other encumbrances) on a principal property (defined below) or shares of stock or indebtedness of any restricted subsidiary, unless the lien similarly secures your debt securities. This restriction will not apply to indebtedness that is secured by:

•	liens existing on the date of the indenture;

•	liens in favor of governmental bodies securing progress, advance or other payments;

•	liens existing on property, stock or indebtedness at the time of acquisition, including acquisition through lease, merger or consolidation;

•	liens securing the payment of all or any part of the purchase price of the acquired property or the purchase price of construction, installation, renovation, improvement or development on or of the acquired property or securing any indebtedness incurred prior to, at the time of or within 360 days after the later of the acquisition, completion of the construction, installation, renovation, improvement or development or the commencement of full operation of the acquired property, provided that the amount of such indebtedness does not exceed the expense incurred to construct, install, renovate, improve or develop the acquired property, or within 360 days after the acquisition of the stock or indebtedness for the purpose of financing all or any part of the purchase price thereof;

•	liens securing indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding attributable debt (defined below) in respect of sale and leaseback transactions where, at the time of incurrence, we would be entitled under the indenture to create or assume a lien on the principal property securing indebtedness in an amount at least equal to the attributable debt in respect of that transaction, without equally and ratably securing our debt securities described in this prospectus, does not exceed 10% of our consolidated net tangible assets;

•	liens securing indebtedness owed to us or to a restricted subsidiary; and

•	any extension, renewal or replacement, in whole or in part, of any of the liens described above.

A direct or indirect subsidiary of ours is a “restricted subsidiary” if substantially all of its property is located in the continental United States and if it owns any principal property, except if the subsidiary is principally engaged in leasing or in financing receivables or overseas operations.

A “principal property” is any property, plant, equipment or facility of ours or any of our restricted subsidiaries, except that any property, plant, equipment or facility of ours or any of our restricted subsidiaries which does not equal or exceed 3% of our consolidated net tangible assets shall not constitute a principal property of ours unless our Board of Directors or our management deems it to be material to us and our restricted subsidiaries, taken as a whole. Accounts receivable or inventory of ours or any of our restricted subsidiaries are not “principal property”; provided, however, that individual items of property, plant, equipment or individual facilities of ours or any of our restricted subsidiaries shall not be combined in determining whether that property, plant, equipment or facility constitutes a principal property of ours, whether or not they are the subject of the same transaction or series of transactions.

With respect to any sale and leaseback transaction as of any particular time, “attributable debt” means the present value, discounted at the rate of interest implicit in the terms of the lease, of the obligations of the lessee under the lease for net rental payments during the remaining term of the lease, including any period for which the lease has been extended.

Limitation on Sale and Leaseback Transactions. As long as the debt securities of any series are outstanding, we and our restricted subsidiaries may not enter into sale and leaseback transactions involving any principal property unless:

•	we or our restricted subsidiary sell that principal property within 360 days from the date of acquisition or completion of the construction or commencement of full operations of that principal property, whichever is later; or

•	we or our restricted subsidiary, within 120 days after the sale, reduce our funded debt, which is not subordinated in right of payment to our debt securities described in this prospectus, by an amount not less than the greater of the net proceeds of the sale and leaseback transaction or the fair value of that principal property.

This restriction will not prevent a sale and leaseback transaction of any principal property:

•	if the lease is for a period, including renewals, of not more than 36 months; or

•	if we or our restricted subsidiary would, at the time of incurrence, be entitled under the indenture to create or assume a lien on that principal property securing indebtedness in an amount at least equal to the attributable debt in respect of the sale and leaseback transaction, without equally and ratably securing our debt securities described in this prospectus.

Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless the surviving corporation, if it is not us, is a domestic corporation and assumes our obligations under our debt securities and the indenture and unless, under the indenture, there is no event of default (defined below) immediately after the transaction.

Defeasance

The indenture includes provisions allowing defeasance that we may choose to apply to our debt securities of any series. If we do so, we must deposit with the trustee or another trustee money or U.S. government obligations (or combination thereof) sufficient to make all payments on those debt securities. If we make such a deposit with respect to your debt securities, we may elect:

•	to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (“defeasance”); or

•	to be released from restrictions on our ability to issue, assume or guaranty debt secured by liens, as further described under “—Certain Covenants—Limitations on Liens” above, and from other covenants with respect to your debt securities that we may specify in accordance with the indenture (“covenant defeasance”).

In order to exercise defeasance, we must deliver to the trustee an opinion of our counsel stating that we have received, or that there has been a publication of, an Internal Revenue Service ruling, or that there has been a change in applicable U.S. federal income tax law, and that as a result of such ruling or change in law, the holders of our debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred. In order to exercise covenant defeasance, we must deliver to the trustee an opinion of our counsel stating that the holders of our debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred. There are additional conditions to defeasance or covenant defeasance which are described in the indenture.

Events of Default, Notice and Waiver

An event of default in respect of any series of our debt securities means:

1.	our failure to pay any interest on that series within 30 days of when that interest is due;

2.	our failure to pay any principal, sinking fund installment or analogous obligation on that series when due;

3.	our failure to perform any other agreement in our debt securities of that series or the indenture, other than an agreement relating solely to another series of our debt securities, for 90 days after written notice of the breach or default;

4.	acceleration of our indebtedness or of a restricted subsidiary aggregating more than $20,000,000;

5.	the failure of us or a restricted subsidiary to discharge any judgment of $20,000,000 or more within 60 days after the judgment becomes final and nonappealable; and

6.	certain events of our bankruptcy, insolvency and reorganization.

If an event of default described in (1), (2) or (3) above (if the event of default under (3) above is with respect to less than all series of debt securities then outstanding) occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of a series may declare the principal and accrued interest, if any, of all securities of that series to be due and payable. If an event default described in (3) (if the event of default under (3) above is with respect to all series of securities then outstanding), (4) or (5) above occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal and accrued interest, if any, of all the outstanding debt securities to be due and payable.

Within 90 days after a default in respect of any series of our debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it in good faith determines that withholding is in the interest of such holders. The term “default” means, for this purpose, the happening of any event of default, disregarding any grace period or notice requirement.

Before the trustee is required to exercise rights under the indenture at the request, order or direction of holders, it is entitled to be indemnified by such holders, subject to its duty, during an event of default, to act with the required standard of care.

If any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series (with each series voting as a separate class) may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of that series.

We must file an annual certificate with the trustee that we are in compliance with conditions and covenants under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, or the holders of a majority of all outstanding debt securities voting as a single class, on behalf of the holders of all outstanding debt securities may waive some past defaults or events of default, or compliance with certain provisions of the indenture, but may not waive among other things an uncured default in payment of interest or principal.

Modification or Amendment of the Indenture

If we receive the consent of the holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the trustee that would:

•	add, change or eliminate provisions in the indenture; or

•	change the rights of the holders of our debt securities.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of those holders:

•	change the final maturity;

•	reduce the principal amount or any premium;

•	reduce the interest rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or provable in bankruptcy reduce the amount of the principal of an original issue discount security that would be payable on acceleration;

•	impair or affect the right of any holder to institute suit for payment;

•	change any right of the holder to require repayment; or

•	reduce the requirement for majority approval of supplemental indentures.

Concerning the Trustee

The trustee is J.P. Morgan Trust Company, National Association. The trustee is the successor trustee under our indenture entered into in connection with the sale of convertible debentures due 2020, and an affiliate of the trustee is a lender to us under our revolving credit facility and provides cash management and depository account services to us. From time to time, we may enter into other banking relationships with the trustee or its affiliates.

JPMorgan Chase & Co. (“JPMorgan”), the parent company of J.P. Morgan Trust Company, National Association, has entered into an agreement with The Bank of New York Company, Inc. (“BNY”) pursuant to which JPMorgan intends to exchange portions of its corporate trust business, including municipal and corporate trusteeships, for BNY’s consumer, small business and middle market banking businesses. This transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006.

Book–Entry Debt Securities

The prospectus supplement will indicate whether we are issuing the related debt securities as book–entry securities.

PLAN OF DISTRIBUTION

We may sell our debt securities to or through one or more underwriters or dealers, and also may sell our debt securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of our debt securities. Only underwriters named in the prospectus supplement will be considered as underwriters of our debt securities offered by the prospectus supplement. We may distribute our debt securities at different times in one or more transactions. We may sell our debt securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of our debt securities, underwriters may receive compensation from us or from purchasers of our debt securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our debt securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our debt securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation, in the prospectus supplement.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our debt securities against certain liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase our debt securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our debt securities, we will indicate that in the prospectus supplement.

In connection with an offering of our debt securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our debt securities. Specifically, underwriters may over–allot in connection with the offering, creating a syndicate short position in our debt securities for their own account. In addition, underwriters may bid for, and purchase, our debt securities in the open market to cover short positions or to stabilize the price of our debt securities.

Finally, underwriters may reclaim selling concessions allowed for distributing our debt securities in the offering if the underwriters repurchase previously distributed shares of our debt securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our debt securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of our debt securities offered hereby will be passed upon for us by Fulbright & Jaworski L.L.P., New York, New York. Anthony Pantaleoni, a director of ours who owns less than 1% of our outstanding capital stock, is Of Counsel to Fulbright & Jaworski L.L.P. Mr. Pantaleoni also serves as trustee of certain trusts for the benefit of our Chief Executive Officer and his family. Davis Polk & Wardwell, New York, New York, will serve as counsel for any underwriters, dealers and agents.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Universal Health Services, Inc. and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the SEC’s public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10–K for the year ended December 31, 2005;

•	Our Proxy Statement pursuant to Section 14(A) of the Exchange Act, filed on April 17, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

•	Our Current Reports on Form 8–K filed on January 31, 2006, February 28, 2006, March 21, 2006, April 4, 2006, April 25, 2006 and May 24, 2006.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until we have terminated the offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of these filings at no cost by writing to or telephoning our secretary at the following address and telephone number:

Universal Health Services, Inc.

Universal Corporate Center

367 South Gulph Road

P.O. Box 61558

King of Prussia, Pennsylvania 19406-0958

Attention: Secretary

Phone: (610) 786-3300

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current and accurate only as of the date of those respective documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated fees and expenses (not including underwriting discounts and commissions) payable by the registrant in connection with the issuance and distribution of the securities being registered hereby are set forth in the following table:

SEC registration fee		$(1)
Trustee’s fees and expenses(2)	7,000
Printing and engraving expenses(2)	25,000
Rating agency fees(2)	200,000
Accounting fees and expenses(2)	100,000
Legal fees and expenses(2)	150,000
Miscellaneous(2)	5,000

Total	$487,000

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement. The actual amounts of such fees and expenses will be determined from time to time. In addition, because the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article VII, Section 7 of the registrant’s bylaws provides for the indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

In addition, the registrant maintains directors’ and officers’ liability insurance for its officers and directors.

Item 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of King of Prussia, State of Pennsylvania, on June 23, 2006.

UNIVERSAL HEALTH SERVICES, INC.

By:	/S/ ALAN B. MILLER
Alan B. Miller Chairman of the Board, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Steve Filton, or each of them, his or her attorneys–in–fact, each with the power of substitution, for him or her in any and all capacities to sign any and all amendments to this registration statement (including post–effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(e) promulgated under the Securities Act, and all post–effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys–in–fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys–in–fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 23, 2006.

/S/ ALAN B. MILLER Alan B. Miller Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	/S/ STEVE FILTON Steve Filton Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/S/ ANTHONY PANTALEONI Anthony Pantaleoni Director	/S/ LEATRICE DUCAT Leatrice Ducat Director

/S/ ROBERT H. HOTZ Robert H. Hotz Director	/S/ ROBERT A. MEISTER Robert A. Meister Director

/S/ JOHN H. HERRELL John H. Herrell Director	/S/ MARC D. MILLER Marc D. Miller Vice President and Director

/S/ JOHN F. WILLIAMS, JR., M.D. John F. Williams, Jr., M.D. Director

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement

4.1	Form of Indenture between Universal Health Services, Inc. and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), Trustee, previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-3/A (File No. 333-85781), dated February 1, 2000, is incorporated herein by reference

4.2	Supplemental Indenture between Universal Health Services, Inc. and J.P. Morgan Trust Company, National Association, dated as of June 20, 2006

4.3	Form of Debt Security

5.1	Opinion of Fulbright & Jaworski L.L.P.

12.1	Statements re computation of ratios

23.1	Consent of KPMG LLP

23.2	Consent of Fulbright & Jaworski L.L.P. (included in 5.1)

24.1	Power of Attorney (included on the signature page)

25.1	Statement of Eligibility of Trustee

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.